State of Delaware
Secretary of State
Division of Corporations
Delivered 04:47 PM 11/10/2021
FILED 04:47 PM 11/10/2021
SR 20213763740 - File Number 6381484

CERTIFICATE OF FORMATION
OF
LUXUS ARGYLE LLC

This Certificate of Formation of LUXUS Argyle LLC (the "***Company***") is being filed by the undersigned authorized person to form a limited liability company under the Delaware Limited Liability Company Act, 6 *Del. C.* § 18-101 *et seq.* (the "Act").

1. *Name*. The name of the limited liability company formed hereby is LUXUS Argyle LLC.

2. *Registered Office*. The address of the registered office of the Company in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808.

3. *Registered Agent*. The name and address of the registered agent for service of process on the Company in the State of Delaware, required to be maintained by Section 18-104 of the Act, are Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808.

4. *Series Limited Liability Company*. The Company is a series limited liability company. Separate and distinct records shall be maintained for each such series and the assets associated with each such series shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Company, or any other series thereof. **Notice is hereby given that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Company generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.**

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation in accordance with Section 18-204 of the Act.

LUXUS ALTERNATIVES, INC.,
Managing Member

By: /s/Dana Auslander
Name: Dana Auslander
Title: Chief Executive Officer of the Managing Member

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "LUXUS ARGYLE LLC", FILED IN THIS OFFICE ON THE TENTH DAY OF NOVEMBER, A.D. 2021, AT 4:47 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6381484 8100
SR# 20213763740

Authentication: 204740601
Date: 11-19-21